EXHIBIT 99.1
    NEWS RELEASE

Contact:	Deric Eubanks	Joseph Calabrese
	Chief Financial Officer	Financial Relations Board
	(972) 490-9600	(212) 827-3772

BRAEMAR HOTELS & RESORTS ANNOUNCES
SALE OF HILTON LA JOLLA TORREY PINES

DALLAS, July 17, 2024 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today announced that it has closed on the previously announced sale of the Hilton La Jolla Torrey Pines for $165 million ($419,000 per key). Including anticipated capital expenditures of $40 million, the sale price represents a 7.2% capitalization rate on net operating income for the trailing twelve months ended March 31, 2024. The Company continues to evaluate the sale of two more hotels, subject to market conditions, to be completed in 2024 and 2025, respectively.
“We are pleased to announce the closing of the sale of the Hilton La Jolla Torrey Pines at a very attractive cap rate,” said Richard J. Stockton, Braemar’s President and Chief Executive Officer. “This sale demonstrates the high-quality nature of the Braemar portfolio and removes our last remaining 2024 debt maturity. We continue to evaluate additional potential asset sales and look forward to providing additional updates on our next earnings call.”
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Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

Braemar Hotels & Resorts Inc.
Hilton La Jolla Torrey Pines
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
(Unaudited, in millions)

12 Months Ended
March 31, 2024
Net income (loss)	$0.3
Interest expense	11.5
Amortization of loan cost	0.5
Depreciation and amortization	4.2
Non-hotel EBITDA ownership expense	0.5
Income tax expense	0.2
Hotel EBITDA	$17.2
Capital reserve	(2.5)
Hotel Net Operating Income	$14.7
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All information in this table is based upon unaudited operating financial data for the twelve month period ended March 31, 2024. This data has not been audited or reviewed by the Company’s independent registered public accounting firm. The financial information presented could change.
EBITDA is defined as net income (loss), computed in accordance with generally accepted accounting principles, before interest, taxes, depreciation and amortization. Hotel EBITDA multiple is defined as the purchase price divided by the trailing 12 month EBITDA. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s hotel EBITDA minus a capital expense reserve of 5% of gross revenues.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s evaluation of additional potential asset sales and its strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to pay dividends; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.

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